Exhibit 5.1

June 5, 2023	+1 617 526 6000 (t) +1 617 526 5000 (f) www.wilmerhale.com

MKS Instruments, Inc.

2 Tech Drive, Suite 201

Andover, Massachusetts 01810

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-267046) (the “Registration Statement”) filed by MKS Instruments, Inc., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of common stock, no par value per share (the “Common Stock”), of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an indeterminate initial offering price, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”), and (ii) the prospectus supplement, dated June 1, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the sale pursuant to the Registration Statement of up to 2,000,000 shares of Common Stock (the “Shares”) by certain stockholders of the Company (the “Selling Stockholders”).

The Shares are to be offered and sold by the Selling Stockholders pursuant to an underwriting agreement dated June 1, 2023 (the “Underwriting Agreement”), by and between the Company, the Selling Stockholders named in Schedule 2 to the Underwriting Agreement, and J.P. Morgan Securities LLC, as representative of the several underwriters named in the Underwriting Agreement, which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof.

We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined and relied upon a signed copy of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Prospectus, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Restated Articles of Organization of the Company and the Amended and Restated By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

MKS Instruments, Inc.

June 5, 2023

Our opinion below, insofar as it relates to the Selling Stockholders’ shares being fully paid, is based solely on an officer’s certificate of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

We assume that the appropriate actions were taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the sale of the Shares and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

MKS Instruments, Inc.

June 5, 2023

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Wilmer Cutler Pickering Hale and Dorr LLP
Wilmer Cutler Pickering Hale and Dorr LLP